Exhibit 99.1

                                                                     NEWS
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KeySpan Corporation                                       For Immediate Release


Contacts:   Investors                                      Media Relations
            George Laskaris                                Andrea Staub
            718.403.2526                                   516.545.5052
                                                           516.824.1241 (beeper)

                 KeySpan Announces 2003 Second Quarter Earnings
                 ----------------------------------------------
                      -- Earnings in Line with Forecast --
                 -- Company Reaffirms 2003 Earnings Guidance --


Brooklyn, New York, August 6, 2003 - KeySpan Corporation (NYSE: KSE) announced second quarter consolidated earnings from continuing operations, less preferred stock dividends, for the quarter ended June 30, 2003, of $26.7 million, or $0.17 per share, in line with our forecast. This compared to $27.7 million, or $0.20 per share, for the same period last year. In the six-months ended June 30, 2003, KeySpan reported consolidated earnings of $249.5 million, or $1.59 per share, compared to $240.9 million, or $1.71 per share, in the same period last year. Results exclude the impact of the Company's partial sale of its ownership interest in KeySpan Canada and its interest in Taylor NGL, LP recorded in the second quarter, and the partial sale of The Houston Exploration Company (NYSE:
THX) recorded in the first quarter. Results for 2003 include the impact on earnings per share from the January equity offering of approximately 14 million shares.

As previously announced during the quarter, the Company completed the sales of approximately 39% of its ownership interest in its midstream gas processing business, KeySpan Canada and its 20% interest in Taylor NGL, LP realizing net proceeds of approximately $120 million. These transactions resulted in a charge of $34.1 million, or $0.22 per share. Consolidated 2003 second quarter results, including this charge, reflect a loss of $7.4 million, or $0.05 per share. Consolidated results in the six-months ending June 30,2003, including both this charge and the first quarter gain of approximately $19 million, or $0.12 per share from the partial sale of The Houston Exploration Company, were $234.4 million, or $1.49 per share.

"These second quarter results are in line with our forecast and reflect the continued implementation of our focused strategy and balanced business portfolio, " said Robert B. Catell, Chairman and Chief Executive Officer. " Our core gas business benefited from the colder than normal weather and continued to add and convert customers across all three of our Northeast territories. During the quarter, we completed our annual electric generation maintenance program and our generating plants have been available to address the summer electric needs of New York and Long Island, which have experienced a cooler than normal summer to date, negatively impacting the results of our electric business. Progress continues on our 250 MW Ravenswood expansion, targeting commercial operation by the end of this year. Our exploration and production operations benefited from higher gas prices. In addition, we took a number of steps to further enhance our financial position and improve our balance sheet, including the partial monetization of our Canadian gas processing business. Based on results achieved to date, we anticipate that our 2003 earnings will be within the range previously forecast."

Segment Highlights
Major segment highlights in 2003 and 2002 are reported on an Operating Income basis as follows:

   ------------------------------------------------------ --------------------------- -----------------------------
               Operating Income ($ millions)                     2nd Quarter               Year - to - Date
   ------------------------------------------------------ ------------- ------------- ------------- ---------------
                                                              2003          2002          2003           2002
                                                              ----          ----          ----           ----
   ------------------------------------------------------ ------------- ------------- ------------- ---------------
   Gas Distribution(1)                                       $31.6         $30.1         $396.6         $361.1
   ------------------------------------------------------ ------------- ------------- ------------- ---------------
   Electric Services                                         $51.4         $59.5         $91.1          $121.0
   ------------------------------------------------------ ------------- ------------- ------------- ---------------
   Energy Services                                           ($9.8)       ($10.9)       ($19.0)        ($20.2)
   ------------------------------------------------------ ------------- ------------- ------------- ---------------
   Energy Investments(2)
   ------------------------------------------------------ ------------- ------------- ------------- ---------------
      Exploration & Production (100% of E&P results)         $50.1         $29.5         $105.7         $49.3
   ------------------------------------------------------ ------------- ------------- ------------- ---------------
      Other Energy Investments                                $9.1         ($0.1)        $19.2           $4.5
                                                              ----         ------        -----           ----
   ------------------------------------------------------ ------------- ------------- ------------- ---------------
   Sub-Total Energy Investments                              $59.2         $29.4         $124.9         $53.8
   ------------------------------------------------------ ------------- ------------- ------------- ---------------

   ------------------------------------------------------ ------------- ------------- ------------- ---------------
   Total Operating Segments                                  $132.4        $108.1        $593.6         $515.7
   ------------------------------------------------------ ------------- ------------- ------------- ---------------
   Other                                                      $5.8          $5.9          $1.3           $4.3
                                                              ----          ----          ----           ----
   ------------------------------------------------------ ------------- ------------- ------------- ---------------
   Total Operating Income                                    $138.2        $114.0        $594.9         $520.0
   ------------------------------------------------------ ------------- ------------- ------------- ---------------

Note: Reported Operating Income Includes Equity Income from Investments

(1) To comply with a recent change in state tax law, the recording of gross receipts tax is now recorded in state income taxes and as a result, 2002 gas segment operating income has been modified to reflect the change.

(2) Operating income represents 100% of the Company's gas exploration and production and gas processing plant subsidiaries' results.

Key Operating Income Drivers by Segment

o The Gas Distribution segment serving New York City, Long Island and New England recorded second quarter and six-month performance that exceeded last year's results by $1.5 million and $35.5 million, respectively. Results benefited from an increase in net margins of approximately $90 million due to new load growth and higher customer consumption due to the colder weather. Weather for the six months ended June 30, 2003 was approximately 15% colder than normal and 33% colder than last year. Through the first half of 2003, KeySpan completed more than 21,000 gas installations that should add approximately $20 million in new annual gross profit margin. Positive period-to-date results were offset by an increase in operating expenses of approximately $55 million attributable to higher pension & other post-retirement employment benefit (OPEB) costs, higher operating and maintenance costs associated with the colder weather, higher depreciation and increased operating taxes. 2003 results, which benefited from the cooler seasonal temperatures, were mitigated, to some extent, by the weather normalization clauses in New York and the implementation of a weather hedge in New England.

o The Electric Services segment consists of two components -- a focused generation portfolio and a transmission and distribution management operation under long-term contracts with the Long Island Power Authority
     (LIPA). Quarterly results reflect a decline in operating income of $8.1 million compared to the same period last year primarily due to a decrease in energy sales at Ravenswood resulting from the unusually cool quarter. Weather was approximately 50% cooler than last year based on cooling degree-days in the quarter.

o The Energy Services segment reported a quarterly operating loss of $9.8 million that was essentially flat in comparison to last year. Quarterly results in the Business Solutions division continue to reflect the impact of a sluggish economy on the construction industry, which has delayed the award and commencement of certain engineering, design, and construction projects. Backlog currently stands at approximately $470 million, which provides future profitability opportunities.

o The Energy Investments segment includes the Company's gas exploration and production operations -- primarily its 56% ownership of Houston Exploration -- as well as pipeline and other investments. The Energy Investments segment realized quarterly operating income that exceeded by $29.8 million the same period last year, primarily due to the increase in gas commodity prices realized in the Company's gas exploration and production operations. Average realized gas prices in the second quarter increased by 38% from $3.29 per Mcf in 2002 to $4.55 per Mcf this year. Average realized prices in the six months ended June 30, 2003 increased by 51% from $3.13 per Mcf in 2002 to $4.73 per Mcf. In addition, E&P production in the quarter totaled 27.1 Bcfe, a slight increase from 2002 levels. Six-month production levels slightly increased from 52.7 Bcfe in 2002 to 53.2 Bcfe. To minimize gas price volatility, THX has hedged approximately 67% of estimated 2003 gas production at a weighted average floor price of $3.42 per MMBtu and weighted average ceiling price of $4.55 per MMBtu. Based on the current year's estimated gas production, THX has hedged approximately 200 MMcFe of gas per day for 2004 at a weighted average floor price of $4.12 per MMBtu and weighted average ceiling price of $5.80 per MMBtu for the costless collars established in 2004.

Financial Update

During the quarter, KeySpan further strengthened its balance sheet by monetizing approximately 39% of its investment in its KeySpan Canada gas processing facilities. The gas processing facilities were monetized through a Canadian Income Trust, which is registered on the Toronto Stock Exchange under the symbol KEY.UN. This investment is expected to provide an annual cash dividend of approximately CDN$30 million. The Company also sold its 20% interest in Taylor NGL, LP. These sales resulted in net proceeds of approximately $120 million, which was primarily used to pay down debt.

In April 2003, the Company issued $150 million of 10-year unsecured notes with a 4.65% coupon and $150 million of 30-year unsecured notes with a 5.875% coupon. This debt issuance has locked in attractive long-term rates for the Company, further improving the Company's liquidity position going forward. Further enhancing liquidity and reflecting the Company's strong credit position, KeySpan renewed its credit facility of $1.3 billion, of which $450 million will extend one year to July 2004 and the balance of $850 million will now be committed for three years. The credit facility will continue to support the Company's commercial paper program for ongoing working capital needs.

Year-to-date financial initiatives have further improved the Company's GAAP debt to total capitalization ratio from 67% at year-end 2002 to approximately 59% at the end of the second quarter. Under the Company's credit facility, the Company's debt to total capitalization ratio improved from approximately 65% at year-end 2002 to approximately 57% at the end of the second quarter.

On April 16, 2003, the Company's Energy Delivery New England unit filed a request to increase rates to customers served in the former Boston Gas Company service territory to provide, if approved, additional annual revenues of approximately $62 million to cover increased costs of providing service. The Company requested a return on equity of 12.18% and a weather normalization provision, and anticipates a decision in October 2003.

2003 Earnings Outlook

In accordance with the guidance issued in January, and based on results achieved to date, KeySpan maintains its overall 2003 earnings guidance of $2.45 to $2.60 per share, including the effect of the equity issuance in January and excluding special items. As originally stated, this earnings guidance includes earnings from continuing core operations of approximately $2.15 to $2.20 per share and earnings from exploration and production operations of approximately $0.30 to $0.40 per share. The Company's earnings forecasts may vary significantly during the year due to, among other things, changing economic and energy market conditions, commodity prices and weather. The Company is once again reaffirming its strong commitment to its dividend at the current annual rate of $1.78 per share.

Looking to the future, Mr. Catell said, "Our core business strategy is complemented by our well-balanced asset portfolio. Our gas and electric businesses are well positioned to grow within the favorable demographics of our Northeast territory. We are committed to our gas expansion strategies initiated over the past several years and believe significant growth opportunities exist in our Long Island and New England service territories. Our expanding electric generation portfolio continues to address the electric needs of the New York and Long Island marketplace. Our commitment to the financial strength of the Company is key to the implementation of our growth strategy. Our platform for growth is solid, and we are confident in our ability to provide shareholders with increased value."

--------------------------------------------------------------------------------
A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE: KSE) is the largest distributor of natural gas in the Northeast with 2.5 million customers, operating regulated natural gas utilities in New York, Massachusetts and New Hampshire under the KeySpan Energy Delivery service company. This customer focused business is complemented by the Energy Services business which offers a portfolio of energy-related products, services and solutions to homes and businesses under the KeySpan Home Energy Services and KeySpan Business Solutions companies. KeySpan is also the largest investor owned electric generator in New York State. We own approximately 6,400 Mw of generating capacity, which provides power to 1.1 million LIPA customers on Long Island and supplies 25% of New York City's capacity needs. In addition to these assets, KeySpan has strategic investments in natural gas exploration, production, pipeline transportation, distribution and storage, and Canadian gas processing. KeySpan has headquarters in Brooklyn, Boston and Long Island and 12,000 employees. For more detailed financial and strategic information, please visit our Investor Relations web page at http://investor.keyspanenergy.com.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

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Earnings  Conference  Call:  Investors are invited to participate in the KeySpan
Corporation 2003 Second Quarter Conference Call on:

Wednesday, August 6, 2003,
at 2:30 PM (EST)
Dial Number: 888-552-7850            International Dial Number: (706) 645-9166
Replay Number: 800-642-1687          International Replay Number: (706) 645-9291
Access Code: 1506362

Audio webcast available at http://investor.keyspanenergy.com

--------------------------------------------------------------------------------------------------------------------------------
                                              KeySpan Corporation
                                        Consolidated Summary of Earnings
                                (In Thousands of Dollars, Except Per Share Amounts)
--------------------------------------------------------------------------------------------------------------------------------
                                                         Three Months       Three Months         Six Months          Six Months
                                                            Ended              Ended              Ended                Ended
                                                         June 30, 2003      June 30, 2002      June 30, 2003        June 30, 2002
--------------------------------------------------------------------------------------------------------------------------------
Revenues
Gas Distribution                                           $ 732,036         $ 521,822          $ 2,564,737         $ 1,744,791
Electric Services                                            370,591           354,756              704,985             669,440
Energy Services                                              154,022           229,311              346,393             470,870
Gas Exploration and Production                               122,875            90,563              250,722             167,489
Energy Investments                                            28,628            21,748               53,840              39,187
--------------------------------------------------------------------------------------------------------------------------------
Total Revenues                                             1,408,152         1,218,200            3,920,677           3,091,777
--------------------------------------------------------------------------------------------------------------------------------

Operating Expenses
Purchased gas for resale                                     424,300           249,942            1,620,465             899,299
Fuel and purchased power                                     102,476            93,292              199,998             177,664
Operations and maintenance                                   509,636           552,706            1,007,825           1,050,784
Depreciation, depletion and amortization                     142,290           127,463              287,261             253,460
Operating taxes                                               95,251            84,062              219,964             197,966
--------------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                   1,273,953         1,107,465            3,335,513           2,579,173
--------------------------------------------------------------------------------------------------------------------------------

Income from Equity Investments                                 4,030             3,240                9,759               7,409
Operating Income                                             138,229           113,975              594,923             520,013
--------------------------------------------------------------------------------------------------------------------------------

Other Income and (Deductions)
Interest Charges                                             (79,198)          (70,054)            (148,137)           (142,661)
Minority interest                                            (13,000)           (6,138)             (30,358)            (10,569)
Loss on sale of subsidiary stock                             (30,345)                -              (11,325)                  -
Cost of debt redemption                                       (5,900)                -              (24,094)                  -
Other                                                           (246)            7,761               14,455              18,704
--------------------------------------------------------------------------------------------------------------------------------
Total Other Income (Deductions)                             (128,689)          (68,431)            (199,459)           (134,526)
--------------------------------------------------------------------------------------------------------------------------------

Earnings Before Income Taxes                                   9,540            45,544              395,464             385,487
--------------------------------------------------------------------------------------------------------------------------------

Income Taxes
     Current                                                   4,017             5,298              133,592             (62,453)
     Deferred                                                 11,461            11,072               24,719             204,135
--------------------------------------------------------------------------------------------------------------------------------
Total Income Taxes                                            15,478            16,370              158,311             141,682
--------------------------------------------------------------------------------------------------------------------------------

Earnings (Loss) from Continuing Operations                    (5,938)           29,174              237,153             243,805

Loss from Discontinued Operations                                  -           (19,662)                   -             (19,662)
Cumulative Effect of Change
       in Accounting Principle                                     -                 -                  174                   -
--------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                             (5,938)            9,512              237,327             224,143
Preferred Stock Dividends                                      1,461             1,476                2,922               2,952
--------------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) for Common Stock                         ($    7,399)          $ 8,036            $ 234,405           $ 221,191
--------------------------------------------------------------------------------------------------------------------------------
Basic Earnings Per Share:
   Continuing Operations, less
         Preferred Stock Dividends                             (0.05)             0.20                 1.49                1.71
   Discontinued Operations                                         -             (0.14)                   -               (0.14)
   Change in Accounting Principle                                  -                 -                    -                   -
--------------------------------------------------------------------------------------------------------------------------------
Basic Earnings Per Share                                       (0.05)             0.06                 1.49                1.57
--------------------------------------------------------------------------------------------------------------------------------
Diluted Earnings Per Share:
   Continuing Operations, less
         Preferred Stock Dividends                             (0.05)             0.20                 1.48                1.70
   Discontinued Operations                                         -             (0.14)                   -               (0.14)
   Change in Accounting Principle                                  -                 -                    -                   -
--------------------------------------------------------------------------------------------------------------------------------
Diluted Earnings Per Share                                     (0.05)             0.06                 1.48                1.56
--------------------------------------------------------------------------------------------------------------------------------
Average Shares Outstanding (000)
     Basic                                                   157,943           141,063              157,414             140,551
     Diluted                                                 158,757           142,156              158,464             141,706
--------------------------------------------------------------------------------------------------------------------------------

                                        Segment Information
                                Three Months Ended June 30, 2003
                                     (In Thousands of Dollars)

                                                         Energy Investments
                                                     ---------------------------
                                                          Gas                                  Total
                                  Gas       Electric  Exploration &     Other       Energy     Operating     Recon-         Total
                             Distribution   Services   Production    Investments   Services    Segments    ciliations   Consolidated
------------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues           732,036     370,591    122,875         28,628      154,022   1,408,152                  1,408,152
 Intersegment Revenues                            26                     1,252        1,542       2,820    (2,820)               -
                            --------------------------------------------------------------------------------------------------------
                                 732,036     370,617    122,875         29,880      155,564   1,410,972    (2,820)       1,408,152
                            --------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                   417,484           -          -              -        6,816     424,300         -          424,300

 Purchased Fuel                        -      90,490          -            114       11,872     102,476         -          102,476

 Operations and Maintenance      163,124     177,427     19,489         19,390      143,958     523,388   (13,752)         509,636

 Depreciation, Depletion
  and Amortization                66,192      16,106     49,475          4,569        2,444     138,786     3,504          142,290

 Operating Taxes                  53,620      35,114      3,763            727          346      93,570     1,681           95,251

                            --------------------------------------------------------------------------------------------------------
 Total  Operating Expenses       700,420     319,137     72,727         24,800      165,436   1,282,520    (8,567)       1,273,953
                            --------------------------------------------------------------------------------------------------------

 Income From Equity
  Investments                          -           -          -          3,994            -       3,994        36            4,030

                            --------------------------------------------------------------------------------------------------------
 Operating Income                 31,616      51,480     50,148          9,074       (9,872)    132,446     5,783          138,229
                            ========================================================================================================

                                KeySpan Corporation
                                Segment Information
                        Three Months Ended June 30, 2002
                             (In Thousands of Dollars)

                                                            Energy Investments
                                                       --------------------------
                                                            Gas                                Total
                                 Gas        Electric    Exploration      Other     Energy    Operating      Recon-         Total
                             Distribution   Services    & Production  Investments  Services   Segments   ciliations    Consolidated
-----------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues          521,822      354,756      90,563         21,748    229,311   1,218,200                   1,218,200
 Intersegment Revenues                            25                        194                    219       (219)               -
                            -------------------------------------------------------------------------------------------------------
                                521,822      354,781      90,563         21,942    229,311   1,218,419       (219)       1,218,200
                            -------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                  236,357            -           -              -     13,585     249,942          -          249,942

 Purchased Fuel                       -       61,146           -              -     32,146      93,292          -           93,292

 Operations and Maintenance     152,767      183,936      13,681         19,768    191,466     561,618     (8,912)         552,706

 Depreciation, Depletion
  and Amortization               58,118       13,928      44,440          4,626      2,575     123,687      3,776          127,463

 Operating Taxes                 44,484       36,270       2,987            919        406      85,066     (1,004)          84,062

                            -------------------------------------------------------------------------------------------------------
 Total  Operating Expenses      491,726      295,280      61,108         25,313    240,178   1,113,605     (6,140)       1,107,465
                            -------------------------------------------------------------------------------------------------------

 Income From Equity
  Investments                         -            -           -          3,224          -       3,224         16            3,240

                            -------------------------------------------------------------------------------------------------------
 Operating Income                30,096       59,501      29,455           (147)   (10,867)    108,038      5,937          113,975
                            =======================================================================================================

                        Segment Information
                   Six Months Ended June 30, 2003
                     (In Thousands of Dollars)

                                                         Energy Investments
                                                     --------------------------
                                                          Gas                                  Total
                               Gas        Electric   Exploration &      Other      Energy    Operating        Recon-        Total
                           Distribution   Services    Production     Investments  Services    Segments     ciliations   Consolidated
------------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues       2,564,737    704,985       250,722         53,840     346,393     3,920,677         -       3,920,677
 Intersegment Revenues               -         51             -          2,504       2,968         5,523    (5,523)              -
                           ---------------------------------------------------------------------------------------------------------
                             2,564,737    705,036       250,722         56,344     349,361     3,926,200    (5,523)      3,920,677
                           ---------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas               1,571,616          -             -              -      48,849     1,620,465         -       1,620,465

 Purchased Fuel                      -    169,758             -            248      29,992       199,998         -         199,998

 Operations and Maintenance    329,214    338,731        39,595         36,034     284,233     1,027,807   (19,982)      1,007,825

 Depreciation, Depletion
  and Amortization             137,009     32,644        96,918          9,040       4,640       280,251     7,010         287,261

 Operating Taxes               130,345     72,753         8,471          1,475         667       213,711     6,253         219,964

                           ---------------------------------------------------------------------------------------------------------
 Total  Operating Expenses   2,168,184    613,886       144,984         46,797     368,381     3,342,232    (6,719)      3,335,513
                           ---------------------------------------------------------------------------------------------------------

 Income From Equity
  Investments                        -          -             -          9,651           -         9,651       108           9,759

                           ---------------------------------------------------------------------------------------------------------
 Operating Income              396,553     91,150       105,738         19,198     (19,020)      593,619     1,304         594,923
                           =========================================================================================================

                                                KeySpan Corporation
                                                Segment Information
                                           Six Months Ended June 30, 2002
                                              (In Thousands of Dollars)

                                                           Energy Investments
                                                     --------------------------
                                                          Gas                                   Total
                               Gas        Electric    Exploration &    Other       Energy     Operating      Recon-        Total
                           Distribution   Services    Production     Investments   Services    Segments    ciliations   Consolidated
------------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues       1,744,791     669,440      167,489        39,187       470,870    3,091,777         -       3,091,777
 Intersegment Revenues               -          49            -           388             -          437      (437)              -
                           ---------------------------------------------------------------------------------------------------------
                             1,744,791     669,489      167,489        39,575       470,870    3,092,214      (437)      3,091,777
                           ---------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                 849,939           -            -             -        49,360      899,299         -         899,299

 Purchased Fuel                      -     115,139            -             -        62,525      177,664         -         177,664

 Operations and Maintenance    298,305     332,056       27,448        33,826       374,303    1,065,938   (15,154)      1,050,784

 Depreciation, Depletion
  and Amortization             121,138      27,661       85,885         6,915         4,298      245,897     7,563         253,460

 Operating Taxes               114,291      73,642        4,876         1,657           608      195,074     2,892         197,966

                           ---------------------------------------------------------------------------------------------------------
 Total  Operating Expenses   1,383,673     548,498      118,209        42,398       491,094    2,583,872    (4,699)      2,579,173
                           ---------------------------------------------------------------------------------------------------------

 Income From Equity
  Investments                        -           -            -         7,378             -        7,378        31           7,409

                           ---------------------------------------------------------------------------------------------------------
 Operating Income              361,118     120,991       49,280         4,555       (20,224)     515,720     4,293         520,013
                           =========================================================================================================



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